UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

BEL FUSE INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-11676	22-1463699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 432-0463

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Item 8.01.	Other Events.

On February 28, 2011, Bel Fuse Inc. (the “Company”) announced via press release that it had delivered a letter to Pulse Electronics Corporation (“Pulse Electronics”) proposing to acquire all of the outstanding shares of Pulse Electronics common stock for per share consideration of $6.00.  The Company’s proposal would give Pulse Electronics shareholders the ability to choose whether to receive the consideration in cash or the Company’s Class B common stock.  The Company also announced that it has nominated a slate of four highly qualified independent director nominees for election to Pulse Electronics’ Board of Directors at Pulse Electronics’ upcoming annual meeting of shareholders, which is expected to be held in May. If elected, these director nominees will constitute a majority of Pulse Electronics’ Board of Directors.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  A copy of the press release is also available on the Company’s website at www.belfuse.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

99.1	Press release, dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEL FUSE INC.
(Registrant)

Date: February 28, 2011	By:	/s/ Daniel Bernstein
Daniel Bernstein President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

99.1	Press release, dated February 28, 2011.